Exhibit 10.1

SECOND AMENDMENT

TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) dated and effective as of November 23, 2020 (the “Second Amendment Effective Date”) by and among BILL.COM HOLDINGS, INC., a Delaware corporation formerly known as BDC Payments Holdings, Inc., (“Holdings”), BILL.COM, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities party hereto (the “Lenders”) and SILICON VALLEY BANK (“SVB”), as the administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and as the Issuing Lender and the Swingline Lender.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of June 28, 2019, as amended by that certain Confirmation, Ratification and Amendment of Loan Documents dated as of July 15, 2020 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.

2.    Amendments to the Credit Agreement.

(a)	Amendments to Section 1.1 of the Credit Agreement:

(i)	The definition of “Capital Stock” is hereby amended by inserting the following proviso to the end of such definition:

“; provided that Permitted Convertible Indebtedness shall not constitute Capital Stock; it being agreed that any common stock or other equity securities into which Permitted Convertible Indebtedness is converted into or exchanged for shall constitute Capital Stock.”

(ii)	The definition of “Change of Control is hereby amended by amending and restating clause (e) thereof as follows:

“(e) a “change of control,” “fundamental change” or any comparable term or similar event under any agreement governing Permitted Convertible Indebtedness or any other Indebtedness of the Group Members in an aggregate principal amount in excess of $5,000,000, in each case that permits the holder of such Indebtedness to require repayment, redemption, purchase, retirement, defeasance, sinking fund, settlement, conversion or similar payment with respect to all or part of the principal amount thereof prior to the scheduled maturity thereof.”

(iii)	The following sentence is hereby added to the end of the definition of “Disposition”:

“For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by Holdings, (b) the purchase of any Permitted Bond Hedge Transaction by Holdings on the closing date of the Permitted Convertible Indebtedness, (c) the unwinding or termination of any Permitted Bond Hedge Transaction, or (d) the issuance of Capital Stock that is not Disqualified Stock pursuant to the conversion or exchange of Permitted Convertible Indebtedness shall constitute a Disposition.”

(iv)	The following new definitions are hereby inserted in the appropriate alphabetical order:

““Permitted Bond Hedge Transaction”: any capped call option (or substantively equivalent derivative transaction) relating to Holdings’ common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings) purchased by Holdings in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of Holdings (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that (a) the purchase price for such Permitted Bond Hedge Transaction does not exceed the net cash proceeds received by Holdings from the sale of the Permitted Convertible Indebtedness in connection with which such Permitted Bond Hedge Transaction was purchased, (b) the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Holdings in good faith).”

““Permitted Convertible Indebtedness”: unsecured Indebtedness of Holdings issued on or prior to December 31, 2020 that (a) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type (in each case, as determined by Holdings in good faith) and (b) is convertible or exchangeable into shares of common stock of Holdings (or other securities of a successor Person following merger event, reclassification or other change of the common stock of Holdings), cash or a combination thereof (such amount of cash determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that (i) such Permitted Convertible Indebtedness shall have a stated final maturity date that is no earlier than the date 180 days after the Revolving Termination Date (the “Earliest Date”) and shall not be subject to any conditions that could result in such stated final maturity occurring earlier than the Earliest Date (it being understood that any conversion of such notes (whether into cash, shares of common stock in Holdings or any combination thereof), a repurchase of such notes on account of the occurrence of a “fundamental change” or any redemption of such notes at the option of Holdings shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such notes (whether into cash, shares of common stock in Holdings or any combination thereof), the occurrence of an event of default or a “fundamental change” or following Holdings’ election to redeem such notes) prior to the Earliest Date, (iii) no Group Member that is not a Loan Party shall have Guarantee Obligations with respect to obligations of Holdings thereunder, and (iv) any cross-default or cross acceleration (or comparable term or concept) provision contained in the agreements governing such Indebtedness that relates to indebtedness or other payment obligations of the Group Members contains a cure period of at least 30 calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under the cross defaulted obligation results in an event of default under such cross default or cross acceleration provision.”

(b)

Section 7.2 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (m) thereof, (ii) deleting the period at the end of clause (n) thereof and inserting a semicolon in lieu thereof, and (iii) inserting the following new clauses (o) and (p):

“(o) Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $1,150,000,000; and

(p) to the extent constituting Indebtedness, any Permitted Bond Hedge Transaction.”

(c)

Section 7.6 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (e) thereof, (ii) deleting the period at the end of clause (f) thereof and inserting “; and” in lieu thereof, and (iii) inserting the following new clause (g):

“the purchase and/or settlement of any Permitted Bond Hedge Transaction.”

(d)

Section 7.8 of the Credit Agreement is hereby amended by (i) deleting “and” immediately prior to clause (n) thereof, (ii) deleting the period and inserting “; and” at the end of clause (n) thereof, and (iii) inserting the following new clause (o):

“(o) any Permitted Bond Hedge Transaction.”

(e)

Section 7.10 of the Credit Agreement is hereby amended by (i) deleting “or” immediately prior to clause (b) thereof, (ii) deleting the period at the end of such section and inserting “; and” in lieu thereof, and (iii) inserting the following new clause (c) at the end thereof:

“(c) make any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance, sinking fund, settlement, conversion or similar payment with respect any Permitted Convertible Indebtedness not expressly required pursuant to the terms of the agreements governing such Permitted Convertible Indebtedness unless made exclusively with common stock of Holdings (it being agreed that nothing herein shall prohibit settlement of expressly required conversion or expressly required payment obligations of Permitted Convertible Indebtedness for cash (or a combination of cash and common stock) so long as both (i) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) does not exceed the aggregate principal amount thereof and (ii) such conversion or payment does not require any net payment of cash by Group Members pursuant to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Indebtedness).”

(f)	Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.13    Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements which are entered into by a Group Member to (i) hedge or mitigate risks to which such Group Member has actual exposure, or (ii) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member, or (b) Permitted Bond Hedge Transactions.”

(g)	Section 8.1(e) of the Credit Agreement is hereby amending by (i) inserting the following proviso to the end of clause (i) thereof:

“provided, further, that this clause (e)(i) shall not apply to (x) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as, in any such case, the Group Members are not the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Bond Hedge Transaction, or (y) any event that permits or causes repurchase, payment, prepayment, redemption, conversion, settlement or exchange of Permitted Convertible Indebtedness that is not the result of a breach or default by a Group Member of the terms of an agreement governing such Permitted Convertible Indebtedness or an event or condition that constitutes an Event of Default hereunder;” and

(ii) inserting “that is or would be owed by a Group Member (other than in the form of Capital Stock of Holdings that is not Disqualified Stock)” immediately after “Swap Termination Value.”

3.    Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy of this Amendment.

4.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)

This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)

Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.

5.    Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement.

6.    Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.

7.    Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

8.    Effect on Loan Documents.

(a)

The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.

To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)

To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Amendment is a Loan Document.

9.    Release of Claims. Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

10.    Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

BILL.COM, LLC

By:	/s/ Raj Aji
Name:	Raj Aji
Title:	General Counsel

HOLDINGS:

BILL.COM HOLDINGS, INC.

By:	/s/ Raj Aji
Name:	Raj Aji
Title:	General Counsel

Second Amendment

ADMINISTRATIVE AGENT AND LENDER:

SILICON VALLEY BANK

By:	/s/ Chris Vind
Name:	Chris Vind
Title:	Director

Second Amendment

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Haley Heslip
Name:	Haley Heslip
Title:	VP

Second Amendment